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                             KENT ELECTRONICS CORPORATION
                               CHIEF EXECUTIVE OFFICER
                       DEFERRED COMPENSATION PLAN AND AGREEMENT

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    Kent Electronics Corporation (the "COMPANY") hereby establishes and enters into the following Plan and Agreement with Morrie K. Abramson (the "PARTICIPANT"), Chairman, President and Chief Executive Officer of the Company, on and as of January 3, 1996:

                                 W I T N E S S E T H:

    WHEREAS, the Company desires to establish an executive deferred compensation plan primarily for the purpose of providing deferred compensation to the Participant; and

    WHEREAS, it is the intention of the Company that the plan and the related grantor trust will be considered to be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and that all benefits paid under the plan shall be payable either from the related grantor trust or the general assets of the Company.

    NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration paid by each of the parties hereto to the other, and the mutual agreements set forth herein of such parties, the receipt and sufficiency of which are hereby acknowledged, the Company does hereby establish the Kent Electronics Corporation Chief Executive Officer Deferred Compensation Plan and Agreement (this "AGREEMENT" or "PLAN") and the Company and the Participant do hereby agree as follows:


                                       ARTICLE 1.
                                     DEFINITIONS

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    The following additional definitions shall govern this Plan:

    (a) BENEFICIARY means the person or persons designated in writing to receive benefits, if any, upon the death of the Participant. If no such designation is made or if the designated person is not living at the death of the Participant, the designated Beneficiary shall be the deceased Participant's spouse, if living, otherwise the trustee named under the Participant's last will and testament, otherwise the personal representative, executors, or administrators of the Participant's estate. Notwithstanding the preceding sentence, the designated Beneficiary of a Participant married at date of death shall be the Participant's spouse unless the Participant's spouse has consented in writing to the Participant's naming a non-spouse Beneficiary. The consent of the spouse to a non-spouse Beneficiary shall be irrevocable by the spouse. In the event an unmarried Participant marries, such Participant's designated Beneficiary shall be the Participant's spouse regardless of an existing Beneficiary designation which shall be deemed

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revoked as of the date of marriage unless consented to in writing by the
Participant's spouse.

    (b)  BOARD OF DIRECTORS shall mean the Board of
Directors of the Company.

    (c) CHANGE IN CONTROL shall mean a Change in Control, as defined in the Trust Agreement.

    (d)  CODE shall mean the Internal Revenue Code of 1986, as amended.

    (e) COMMITTEE shall mean the Compensation Committee of the Board of Directors.

    (f) COMPENSATION shall mean the Participant's total wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with the Company, including commissions, compensation based on a percentage of profits, bonuses and elective contributions. Elective contributions are amounts excludable from the Participant's gross income under Sections 125, 402(e)(3) or 402(h) of the Code and contributed by the Company, at the Participant's election, to a Section 401(k) arrangement, a Simplified Employee Pension, a cafeteria plan or a tax-sheltered annuity.

    (g)  DEFERRED COMPENSATION means the Compensation deferred pursuant to
Article 2 hereof.

    (h) DISABILITY means a total and permanent disability resulting from a mental or physical incapacity which prevents the Participant from performing the full scope of his duties for the Company (as such duties exist on the date immediately prior to the occurrence of such incapacity) and lasting or expected to last for a period of at least 180 days. Disability shall be determined in good faith by the Board of Directors of the Company based on the opinion of a licensed physician.

    (i) PERMITTED INVESTMENTS shall have the meaning set forth in the Trust Agreement.

    (j) PLAN YEAR means each fiscal year of the Company (i.e., the 52- or 53-week period which begins on the Sunday following the Saturday which is closest to March 31, and ends on the Saturday which is closest to the following March 31). However, the first Plan Year shall be from the date of this Plan to March 30, 1996.

    (k) TRUST shall mean the grantor trust established pursuant to the Trust Agreement.

    (l) TRUST AGREEMENT shall mean the Trust Agreement for the Kent Electronics Corporation Chief Executive Officer Deferred Compensation Plan and Agreement entered into on January 3, 1996, by and between the Company and Texas Commerce Bank National Association, as trustee.

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    (m)  TRUSTEE shall mean Texas Commerce Bank National Association, as trustee, or any successor Trustee named under and in accordance with the Trust Agreement.

    (n)  TRUST FUNDS shall have the meaning set forth in the Trust Agreement.



                                      ARTICLE 2.
                        PLAN BENEFIT AND DEFERRED COMPENSATION

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    (a)  PERMITTED CASH COMPENSATION DEFERRALS: The Participant, to the extent authorized by the Company, may from time to time defer payment of additional cash Compensation to be earned by the Participant. Any deferral by the Participant shall be made by written notice to the Company prior to the Plan Year in which such cash Compensation is to be earned by or accrued on behalf of the Participant. Any and all deferred cash Compensation shall be contributed by the Company to the Trust and thereafter held in the Trust, subject to the terms of this Plan and the Trust Agreement, for the benefit of the Participant and his Beneficiary.

    (b) BENEFIT ACCOUNTING. The Company shall maintain the following bookkeeping accounts which shall reflect the interest of the Participant under this Agreement:

         A "CASH ACCOUNT" which shall reflect any cash bonus or other cash Compensation from time to time deferred by the Participant and placed in the Trust on his behalf pursuant hereto, increased by an amount equivalent to earnings at a specified rate of return on the balance existing in the Cash Account. The rate of return for any period of time shall, unless otherwise agreed to by the Participant, be a rate equal to the average rate of interest or other return earned on the Trust Funds held in the Trust and invested in Permitted Investments for such period, or in the event that for any reason (including without limitation because such Trust Funds have been paid to the Company's creditors upon its insolvency) no Trust Funds held in the Trust are invested in Permitted Investments, at a rate of return of 12% per annum. The Cash Account shall be reduced by the amount of any payments to the Participant.

The total balance of the Cash Account shall hereinafter be referred to as the "DEFERRED COMPENSATION ACCOUNT BALANCE."

    (c) ANNUAL STATEMENT OF TRUSTEE: Within a reasonable period of time after the last day of each Plan Year, the Company will cause the Trustee to furnish the Participant with an annual statement of all Trust assets as of the last day of such Plan Year. The Company will cause the Trustee to credit (debit) the Trust with all investment and reinvestment earnings (and losses) allocable to the Trust.

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    (d)  SOURCE OF FUNDS:  Amounts payable under this Agreement shall be paid first from any assets held in the Trust, which is intended to provide for the payment of benefits hereunder and then, to the extent that the assets of the Trust are insufficient, out of the general assets of the Company to the extent available. Upon the Participant becoming entitled to any payment under this Plan, the Company shall promptly direct the Trustee to make such payment to the extent there are sufficient assets in the Trust. Any rights of the Participant to payments under this Agreement, regardless of whether payable from the Trust or by the Company, however, shall not be greater than the right of any unsecured creditor of the Company. It is expressly provided hereunder that, except insofar as amounts are contributed by the Company to the Trust, no assets of the Company shall be segregated or set aside to fund the obligations of the Company under this Plan.


                                      ARTICLE 3.
                        GENERAL CREDITOR STATUS OF PARTICIPANT
                                   ASSET OWNERSHIP

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    The Participant shall be regarded as an unsecured general creditor of the
Company with respect to any rights derived by the Participant from the existence of this Plan or the existence of the Trust.

    Beneficial ownership of any assets which the Company may use to pay deferred compensation benefits hereunder, including assets held by the Trustee in the Trust, shall at all times remain with the Company. The Participant and his designated Beneficiary shall not have any property interest whatsoever in any specific assets of the Company or the Trust by virtue of this Plan or the Trust. All such assets shall remain subject to the claims of the Company's general creditors until such time as payments are actually made from the Trust to the Participant or his Beneficiary.

    The Company covenants and agrees that, prior to using assets held by the Trustee in Trust hereunder to satisfy any creditors of the Company (other than the Participant or his Beneficiary), it will use assets of the Company other than assets held by the Trustee in Trust hereunder to satisfy such creditors at all times, including in the event of insolvency or bankruptcy, to the extent such other assets are available.


                                      ARTICLE 4.
                                       VESTING

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    The Participant shall at all times be fully vested in the benefits provided by this Plan.

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                                      ARTICLE 5.
                           PAYMENT OF DEFERRED COMPENSATION

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         The entire value of the Deferred Compensation Account Balance shall be paid to the Participant on the first to occur of the following:

          (i) April 2, 2001;

         (ii) the Participant's death or Disability;

        (iii) the termination of Participant's employment with the Company; or

        (iv)  a Change in Control.

    At such time as the Participant is entitled to the receipt of benefits from the Plan, such Participant shall be entitled to receive his benefit hereunder in cash.


                                      ARTICLE 6.
                                    NON-ASSIGNMENT

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    The right of the Participant, or designated Beneficiary of the Participant, to any benefit or distribution hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Participant or designated Beneficiary. Any rights, benefits, or payment hereunder shall not be subject to anticipation, alienation, sale, transfer, assignment or encumbrance except by will, intestacy laws, or other laws of descent and distribution or pursuant to a qualified domestic relationship order as defined by the Code or Title I of ERISA, or the rules thereunder.


                                      ARTICLE 7.
                                     PLAN BINDING

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    This Plan shall be binding upon and inure to the benefit of the parties hereto and their successors, assigns, heirs, executors, administrators and legal representatives.


                                      ARTICLE 8.
                                    ADMINISTRATION

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    Unless otherwise determined by the Board of Directors of the Company, the
Committee shall administer this Plan and shall have the authority to determine the nature and amounts of the rights and interests of the Participant under the terms of the Plan.

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                                      ARTICLE 9.
                              NO GUARANTEE OF EMPLOYMENT

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    Any distributions under this Plan shall be independent of, and in addition to, those under any other plan, program or agreement which may be in effect between the parties hereto, or any other Compensation payable to the Participant or the Participant's designee by the Company or any other employer. This Plan shall not be construed as a contract of employment nor does it restrict the right of the Company to discharge the Participant at will or the right of the Participant to terminate employment.


                                     ARTICLE 11.
                                     CONSTRUCTION

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    This Plan shall be construed in accordance with and governed by the laws of the State of Texas applicable to contracts made and to be wholly performed within the State of Texas, except to the extent subject to federal law.

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    IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written in several original counterparts each of which shall be deemed the original, and each of which shall constitute but one and the same document.


                                  KENT ELECTRONICS CORPORATION


                                  By:/s/ STEPHEN J. CHAPKO
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                                  Name:  Stephen J. Chapko
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                                  Title: Vice President, Treasurer & Secretary
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                                   /s/ MORRIE K. ABRAMSON
                                   --------------------------------------------
                                   Morrie K. Abramson